UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 16, 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, MA 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under a Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 16, 2007, the Registrant entered into a Revolving Line of Credit Agreement with Sovereign Bank (“Sovereign”) pursuant to which Sovereign established a revolving line of credit in favor of the Registrant in the aggregate principal amount of $1,500,000. The Registrant's right to request loans under this agreement terminates 120 days prior to expiration of the letter of credit described below. Any loans made to the Registrant under this agreement bear interest at a fluctuating rate per annum equal to, at the election of the Registrant, (i) the sum of the then LIBOR rate plus a margin ranging from .75% to 1.25% or (ii) the then Prime rate less 200 basis points. The Registrant is required to pay to Sovereign a monthly fee on any unused amounts under the line of credit equal to the product obtained by multiplying the average unused amount for a given month by a fraction, the numerator of which ranges from .125% to .25% and the denominator of which is 12. On March 22, 2007, the Registrant borrowed $300,000 under this line of credit.

On March 16, 2007 and in connection with the transactions consummated by the Sovereign agreement, (i) Custodial Trust Company (“CTC”) issued an irrevocable letter of credit in favor of Sovereign up to an aggregate amount of $1,530,000, which letter of credit expires on March 15, 2008, and (ii) the Registrant, CTC and Vicis Capital Master Fund (“Vicis”) entered into a Letter of Credit Reimbursement, Guarantee, Security and Pledge Agreement (the “CTC Agreement”) pursuant to which the Registrant agreed to reimburse CTC for any payments CTC is required to make under the letter of credit it issued in favor of Sovereign. Vicis guaranteed the Registrant's performance of such obligations and in connection therewith deposited with CTC certain of its assets.

The Registrant, Vicis and OrthoSupply Management, Inc., a wholly-owned subsidiary of the Registrant (“OrthoSupply”), also entered into a Guarantee Fee, Reimbursement and Indemnification Agreement pursuant to which the Registrant agreed to reimburse Vicis for any payment Vicis is required to make under the CTC Agreement and issued to Vicis a warrant to purchase 3,060,000 shares of the Registrant's common stock, which warrant is exercisable for five years at a per share exercise price of $1.00. The Registrant also issued a warrant to purchase 153,000 shares of its common stock, which warrant is exercisable for five years at a per share exercise price of $1.00, to Midtown Partners & Co., LLC (“Midtown”) for services rendered to the Registrant in connection with the transactions described herein. OrthoSupply guaranteed the Registrant's performance of its obligations under this agreement. In the event Vicis is required to make any payment under the CTC Agreement or any assets of Vicis deposited with CTC are foreclosed or otherwise taken, the Registrant is obligated to immediately reimburse Vicis for the amount paid or the value of the assets taken. If the Registrant does not timely reimburse Vicis it is obligated to issue to Vicis and Midtown warrants to purchase a number of shares of the Registrant's common stock equal to 200% (in the case of Vicis) and 10% (in the case of Midtown) of the value of the Vicis assets taken, which warrants shall be exercisable for five years at a per share exercise price of $1.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Brian Lesperance
Brian Lesperance President